UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2016

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street Hampton, Virginia 23663
(Address of principal executive offices) (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 16, 2016, Old Point Financial Corporation (the "Company") entered into a settlement agreement (the "Settlement Agreement") with Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Mr. John W. Palmer and Mr. Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital, LLC (collectively, the "PL Capital Group"), and Mr. William F. Keefe ("Mr. Keefe").

Among other things, the Settlement Agreement provides that:
•
the PL Capital Group irrevocably withdraw its letter dated December 30, 2015 providing notice to the Company of its intent to nominate Mr. Keefe for election to the board of directors of the Company (the "Board of Directors") at the upcoming annual meeting of stockholders (the "2016 Annual Meeting");

•	the PL Capital Group and Mr. Keefe agreed to cease all solicitation efforts in connection with the 2016 Annual Meeting;
•
the Board of Directors will, until the termination of the Settlement Agreement: (i) nominate Mr. Keefe for election as director to the Board of Directors at the 2016 Annual Meeting and any subsequent annual meeting until the Settlement Agreement is terminated; (ii) recommend that the Company's stockholders vote in favor of the election of Mr. Keefe; (iii) solicit proxies for the election of Mr. Keefe; and (iv) if elected to the Board of Directors, appoint Mr. Keefe to the board of directors of The Old Point National Bank of Phoebus;

•
 the PL Capital Group and Mr. Keefe will, until the termination of the Settlement Agreement: (i) vote all their common stock of the Company in favor of each nominee and each proposal recommended by the Board of Directors and against each nominee and each proposal not recommended by the Board of Directors; and (ii) comply with the terms of customary standstill provisions; and

•	the PL Capital Group, Mr. Keefe and the Company agreed to customary covenants not to sue and non-disparagement provisions until the termination of the Settlement Agreement.

The Settlement Agreement may be terminated by either side, among other instances, (i) at any time following the date of the Company's 2017 Annual Meeting of Stockholders and (ii) upon a material breach by the other party if such breach has not been cured within a 30-day cure period.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

 On March 16, 2016, the Company issued a press release announcing its settlement with the PL Capital Group and Mr. Keefe. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1
Settlement Agreement dated March 16, 2016 among Old Point Financial Corporation, Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Mr. John W. Palmer and Mr. Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital, LLC and Mr. William F. Keefe

99.1	Press Release of Old Point Financial Corporation, dated March 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: March 17 , 2016
/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer

EXHIBIT INDEX

10.1
Settlement Agreement dated March 16, 2016 among Old Point Financial Corporation, Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Mr. John W. Palmer and Mr. Richard J. Lashley, as Managing Members of PL Capital, LLC, PL Capital Advisors, LLC and Goodbody/PL Capital, LLC and Mr. William F. Keefe

99.1	Press Release of Old Point Financial Corporation, dated March 16, 2016